Exhibit 99.1

Textura Announces Fourth Quarter and 2014 Results
Fourth Quarter
•Revenue of $17.9 million, up 49% y/y
•Billings of $19.8 million, up 44% y/y
•Adjusted EBITDA profit of $0.4 million
•Adjusted EPS loss of $0.02
•3rd consecutive quarter of positive cash generated from operations

2014
•Revenue of $63.0 million, up 54% y/y
•Billings of $72.7 million, up 45% y/y
•Adjusted EBITDA loss of $6.1 million
•Positive cash generated from operations of $1.8 million

Chicago, IL, February 24, 2015 / PRNewswire / -- Textura Corporation (NYSE: TXTR), the leading provider of collaboration solutions for the construction industry, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.
“2014 was an important year for Textura, as we generated solid results across the board,” said Patrick Allin, Chairman and CEO of Textura. “With the launch of our EPP solution and our continuing investment in new solutions, the quality of our CPM implementation and sales pipelines, and the overall improvement in the commercial construction industry, we believe we are well positioned to deliver high rates of revenue growth and ongoing improvements in operating cash flow and profitability as we continue to transform the construction industry.”

2014 Key Business Highlights:

•
The penetration of the North American market with the addition of industry-leading customers such as Turner Construction, the largest general builder in North America. Turner’s nation-wide rollout of Textura's CPM solution began in late 2014 and, as they implement, we expect them to add over 1,200 projects and more than $20 billion in construction value over 2015 and early 2016.

•
The ongoing global expansion of the business with the addition of Colin Smith, President of Textura Europe Limited, and Milton Walters, President of Textura Australasia, to the management team. Their proven track records in construction technology will help to accelerate the international growth of the business.

•
The significant investment in Textura's many solutions, the further integration of our solutions and the development of new solutions for the construction industry, such as the recent announcement of the Early Payment Program (EPP). Turner is expected to be the first client to implement EPP starting in 2015. Utilizing this new functionality in CPM, we believe that EPP has significant long-term potential to drive revenue and profitability.

•	Continued solid revenue growth and decreasing Adjusted EBITDA losses culminating in positive operating cash flow in the last three quarters and positive Adjusted EBITDA in the fourth quarter.

Fourth Quarter Results:

•
Revenue: Revenue of $17.9 million increased 49% year over year. Organic revenue increased 44% year over year. Activity-driven revenue increased 52% to $14.2 million and organization-driven revenue increased 38% to $3.6 million. Billings of $19.8 million increased 44% year over year.

•	Gross Margin: Adjusted Gross Margin grew to 82.4% and GAAP gross margin was 79.8% for the quarter, compared with 77.9% and 77.2%, respectively, in the quarter ended December 31, 2013.

•
Adjusted EBITDA and Net Loss: Adjusted EBITDA was positive $0.4 million, compared with a loss of $4.0 million in the quarter ended December 31, 2013. GAAP net loss was $3.9 million, an improvement from a loss of $6.7 million in the prior-year period. Adjusted EPS improved to a loss of $0.02 from a loss of $0.19 in the quarter ended December 31, 2013. GAAP net loss per share was $0.15 from a loss of $0.27 in the prior-year period.

•	Operating Cash Flow: Operating cash flow was positive at $1.7 million.

•
Operating Metrics: Total active construction projects increased 28% year over year to 8,450, representing approximately $165 billion of construction value. New projects added totaled 1,625, representing $16.8 billion in construction value, a decrease of 6%. The decrease was primarily due to the addition of a $5 billion project added in the prior-year period. Excluding this project, the annual growth rate of construction value added was 30%. Total number of organizations increased 49% to 17,476.

Fiscal Year 2014 Results:

•
Revenue: Revenue of $63.0 million increased 54% year over year. Organic revenue increased 46% year over year. Activity-driven revenue increased 57% to $49.4 million and organization-driven revenue increased 47% to $13.6 million. Billings of $72.7 million increased 45% year over year.

•	Deferred Revenue: Deferred revenue at December 31, 2014 was $35.6 million, up 6% from $33.6 million at September 30, 2014 and up 38% from $25.8 million at December 31, 2013.

•	Gross Margin: Adjusted Gross Margin grew to 81.5% and GAAP gross margin was 79.6% for the year, compared with 77.5% and 68.6%, respectively, in the year ended December 31, 2013.

•
Adjusted EBITDA and Net Loss: Adjusted EBITDA loss improved to $6.1 million from a loss of $14.9 million in the year ended December 31, 2013. GAAP net loss was $24.9 million, compared with a loss of $40.3 million in the prior year. Adjusted EPS loss was $0.37, an improvement from a loss of $1.13 in the year ended December 31, 2013. GAAP net loss per share was $0.99, compared with a loss of $2.82 in the prior year.

•	Total Cash and Cash Equivalents: As of December 31, 2014, total cash and cash equivalents was $66.8 million. Cash generated by operations during the year was $1.8 million.

•
Operating Metrics: Total active construction projects increased 28% year over year to 12,521. New projects added totaled 6,858, representing $72.2 billion in construction value, an increase of 10%. The total number of organizations increased by 56% to 19,456.

Outlook
Textura provides the following guidance.

For the quarter ending March 31, 2015

•	Revenue in the range of $18.8 million to $19.4 million

•	Year-over-year revenue growth in the range of 36 - 41%

•
Adjusted EPS in the range of $(0.01) - $0.01, excluding stock-based compensation expenses of $1.9 million and amortization of acquired intangible assets of $1.1 million, and assuming approximately 25.7 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of $(0.12) - $(0.10)

For the full year ending December 31, 2015

•	Revenue in the range of $88 to $92 million

•	Year-over-year revenue growth in the range of 40 - 46%

•
Adjusted EPS in the range of $0.15 - $0.20, excluding stock-based compensation expenses of $6.8 million and amortization of acquired intangible assets of $4.2 million, and assuming approximately 25.9 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of $(0.27) - $(0.22)

•	Cash flow from operations in the range of $16 to $20 million

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time / 5:00 p.m. Eastern Time to review its financial results for the quarter and fiscal year ended December 31, 2014 and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039, or for international callers, 1-201-689-8470. Replays of the entire call will be available through March 3, 2015 at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID #13599505. A webcast of the conference call will also be available on the Investor Relations page of Textura's website at investors.texturacorp.com.

2015 Annual Meeting and Record Dates
Textura will hold its 2015 Annual Meeting of Stockholders on Monday, May 4, 2015 at 8:30 a.m. Central Time at its executive offices located at 1405 Lake Cook Road, Deerfield, Illinois 60015. The record date for voting eligibility at the Annual Meeting is March 10, 2015.

About Textura

Textura is the leading provider of collaboration and productivity tools for the construction industry. Our solutions serve all construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, LEED® management and payment. Textura's collaboration platform and online product suite represent the first time the industry has all the tools needed to manage their business in an integrated fashion to save time and money and reduce exposure to risks. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-

GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA, Adjusted EPS, Adjusted Operating Expenses and Adjusted Gross Margin Definitions.”
Adjusted EBITDA, Adjusted EPS, Adjusted Operating Expenses and Adjusted Gross Margin Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, severance expense, and acquisition-related and other expenses. In the twelve months ended December 31, 2013, Adjusted EBITDA also excluded certain offering-related expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flow from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, severance expense, and acquisition-related and other expenses recognized during the period. In the twelve months ended December 31, 2013, Adjusted EPS and Adjusted Net Loss also excluded certain offering-related expenses. We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Operating Expenses is calculated as total operating expenses, adjusted for share-based compensation expense, amortization expense, severance expense, and acquisition-related and other expenses recognized during the period. In the twelve months ended December 31, 2013, Adjusted Operating Expenses also excluded certain offering-related expenses. We believe the use of Adjusted Operating Expenses as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Operating Expenses is not a measurement under GAAP and should not be considered an alternative to operating expenses. The Adjusted Operating Expenses measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Gross Margin is calculated as gross margin, adjusted for share-based compensation expense, severance expense, and other tax-related costs recognized during the period. We believe the use of Adjusted Gross Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.

Adjusted Gross Margin is not a measurement under GAAP and should not be considered an alternative to gross margin. The Adjusted Gross Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, total addressable market, demand for Textura's solutions, and general business conditions and outlook. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed on November 26, 2013, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which we expect to file on or about March 6, 2015, and our other reports filed with the SEC.
Investor Contact:
Annie Leschin
Textura Corporation, Investor Relations
annie@streetsmartir.com
415-775-1788
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$66,758	$77,130
Accounts receivable, net of allowance for doubtful accounts of $254 and $148 at December 31, 2014 and 2013, respectively	8,274	5,516
Prepaid expenses and other current assets	1,163	2,631
Total current assets	76,195	85,277
Property and equipment, net	26,103	21,070
Restricted cash	1,780	530
Goodwill	52,848	52,848
Intangible assets, net	12,132	17,108
Other assets	226	1,217
Total assets	$169,284	$178,050

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,699	$1,522
Accrued expenses	9,874	8,053
Deferred revenue, short-term	31,923	22,482
Notes and leases payable, short-term	412	842
Total current liabilities	43,908	32,899
Deferred revenue, long-term	3,660	3,349
Notes and leases payable, long-term	—	638
Other long-term liabilities	1,028	2,324
Total liabilities	48,596	39,210
Redeemable non‑controlling interest	—	355
Stockholders’ equity
Common stock, $.001 par value; 90,000 shares authorized; 26,247 and 25,247 shares issued and 25,588 and 24,785 shares outstanding at December 31, 2014 and December 31, 2013, respectively	26	25
Additional paid in capital	340,344	329,073
Treasury stock, at cost; 659 and 462 shares at December 31, 2014 and December 31, 2013, respectively	(9,923)	(5,831)
Accumulated other comprehensive loss	(340)	(49)
Accumulated deficit	(209,419)	(184,733)
Total stockholders’ equity	120,688	138,485
Total liabilities, redeemable securities and stockholders’ equity	$169,284	$178,050

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues	$17,862	$12,003	$62,968	$40,766
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	3,606	2,742	12,851	12,808
General and administrative	6,489	5,378	25,249	25,152
Sales and marketing	5,143	4,264	20,518	15,153
Technology and development	4,490	5,667	21,031	20,820
Depreciation and amortization	1,903	1,560	7,741	5,325
Total operating expenses	21,631	19,611	87,390	79,258
Loss from operations	(3,769)	(7,608)	(24,422)	(38,492)
Other expense, net
Interest income and other expense, net	19	26	70	53
Interest expense	(27)	(120)	(133)	(2,734)
Change in fair value of conversion option liability	—	—	—	151
Total other expense, net	(8)	(94)	(63)	(2,530)
Loss before income taxes	(3,777)	(7,702)	(24,485)	(41,022)
Income tax provision (benefit)	130	(1,026)	370	(767)
Net loss	$(3,907)	$(6,676)	$(24,855)	$(40,255)
Less: Net loss attributable to non-controlling interest	—	(79)	(169)	(1,771)
Net loss attributable to Textura Corporation	(3,907)	(6,597)	(24,686)	(38,484)
Accretion of redeemable Series A-1 preferred stock	—	—	—	3,384
Accretion of redeemable non‑controlling interest	—	70	199	319
Dividends on Series A-2 preferred stock	—	—	—	215
Beneficial conversion of Series A-2 preferred stock	—	—	—	7,161
Net loss available to Textura Corporation common stockholders	$(3,907)	$(6,667)	$(24,885)	$(49,563)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(0.15)	$(0.27)	$(0.99)	$(2.82)
Weighted-average number of common shares outstanding, basic and diluted	25,487	24,679	25,184	17,550

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(3,907)	$(6,676)	$(24,855)	$(40,255)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,903	1,560	7,741	5,325
Deferred income taxes	80	(1,026)	320	(767)
Non-cash interest expense	—	62	(1)	1,770
Change in fair value of conversion option liability	—	—	—	(152)
Share‑based compensation	1,971	1,583	8,375	13,550
Issuance of warrants for referral fees	—	—	—	202
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,082)	(1,107)	(2,680)	(3,086)
Prepaid expenses and other assets	563	(594)	808	(1,201)
Deferred revenue, including long-term portion	1,946	1,789	9,762	9,049
Accounts payable	86	(278)	446	(2,037)
Accrued expenses and other	135	(1,437)	1,909	1,740
Net cash provided by (used in) operating activities	1,695	(6,124)	1,825	(15,862)
Cash flows from investing activities
Decrease (increase) in restricted cash	—	1,000	(1,250)	470
Purchases of property and equipment	(2,339)	(1,351)	(8,133)	(3,118)
Acquisitions of businesses, net of cash acquired	—	(34,880)	—	(35,869)
Net cash used in investing activities	(2,339)	(35,231)	(9,383)	(38,517)
Cash flows from financing activities
Partner’s investment in joint venture	—	—	—	199
Principal payments on loans and notes payable	(141)	(10,223)	(246)	(10,725)
Payments on capital leases	(217)	(190)	(825)	(428)
Proceeds from debt issuances	—	64	—	6,994
Repayment of debt	—	—	—	(7,964)
Proceeds from exercise of options and warrants	1,922	2,173	4,135	4,399
Buyout of non-controlling interest	—	—	(1,563)	—
Deferred finance and offering costs	—	(1,032)	—	(1,436)
Proceeds from issuance of common stock in IPO and follow-on offering, net of underwriting discounts and commissions	—	—	—	139,252
Repurchase of common shares (treasury)	(24)	—	(4,092)	(600)
Net cash provided by (used in) financing activities	1,540	(9,208)	(2,591)	129,691
Effect of changes in foreign exchange rates on cash and cash equivalents	(173)	(35)	(223)	(72)
Net increase (decrease) in cash and cash equivalents	$723	$(50,598)	$(10,372)	$75,240
Cash and cash equivalents
Beginning of period	$66,035	$127,728	$77,130	$1,890
End of period	$66,758	$77,130	$66,758	$77,130

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands and where otherwise indicated)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Activity‑driven revenue	$14,233	$9,372	$49,393	$31,520
Organization‑driven revenue	3,629	2,631	13,575	9,246
Total revenue	$17,862	$12,003	$62,968	$40,766
Activity‑driven revenue:
Number of projects added	1,625	1,466	6,858	5,689
Client‑reported construction value added (billions)	$16.8	$17.9	$72.2	$65.8
Active projects during period	8,450	6,580	12,521	9,768
Organization‑driven revenue:
Number of organizations	17,476	11,706	19,456	12,446

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Net loss	$(3,907)	$(6,676)	$(24,855)	$(40,255)
Net interest expense	8	94	63	2,681
Income tax provision (benefit)	130	(1,026)	370	(767)
Depreciation and amortization	1,903	1,560	7,741	5,325
EBITDA	(1,866)	(6,048)	(16,681)	(33,016)
Share‑based compensation expense	1,971	1,583	8,375	13,550
Severance expense	—	—	1,488	—
Acquisition‑related and other expenses *	320	423	764	1,439
Offering-related expenses **	—	—	—	3,104
Adjusted EBITDA	$425	$(4,042)	$(6,054)	$(14,923)

* Acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.
** Offering-related expenses for the twelve months ended December 31, 2013 represent one-time cash bonuses of $3.0 million paid to long-tenured employees in connection with the IPO and expenses related to our follow-on offering in September 2013 that were not capitalized.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Net loss available to Textura Corporation common shareholders	$(3,907)	$(6,667)	$(24,885)	$(49,563)
Accretion of redeemable Series A-1 preferred stock	—	—	—	3,384
Accretion of redeemable non-controlling interest	—	70	199	319
Dividends on Series A-2 preferred stock	—	—	—	215
Beneficial conversion of Series A-2 preferred stock	—	—	—	7,161
Net loss attributable to non-controlling interest	—	(79)	(169)	(1,771)
Net loss	$(3,907)	$(6,676)	$(24,855)	$(40,255)

Share-based compensation expense	1,971	1,583	8,375	13,550
Amortization of intangible assets	1,131	992	4,977	3,397
Severance expense	—	—	1,488	—
Acquisition-related and other expenses	320	423	764	1,439
Acquisition-related tax benefit	—	(1,086)	—	(1,086)
Offering-related expenses	—	—	—	3,104
Adjusted net loss	$(485)	$(4,764)	$(9,251)	$(19,851)

Weighted-average common shares used in basic and diluted EPS	25,487	24,679	25,184	17,550
Adjusted EPS	$(0.02)	$(0.19)	$(0.37)	$(1.13)

Net loss per share	$(0.15)	$(0.27)	$(0.99)	$(2.82)
Accretion of redeemable Series A-1 preferred stock	—	—	—	0.19
Accretion of redeemable non-controlling interest	—	—	0.01	0.02
Dividends on Series A-2 preferred stock	—	—	—	0.01
Beneficial conversion of Series A-2 preferred stock	—	—	—	0.41
Net loss attributable to non-controlling interest	—	—	(0.01)	(0.10)
Share-based compensation expense	0.08	0.06	0.33	0.77
Amortization of intangible assets	0.04	0.04	0.20	0.19
Severance expense	—	—	0.06	—
Acquisition-related and other expenses *	0.01	0.02	0.03	0.08
Acquisition-related tax benefit	—	(0.04)	—	(0.06)
Offering-related expenses **	—	—	—	0.18
Adjusted EPS	$(0.02)	$(0.19)	$(0.37)	$(1.13)
* Acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.
** Offering-related expenses for the twelve months ended December 31, 2013 represent one-time cash bonuses of $3.0 million paid to long-tenured employees in connection with the IPO and expenses related to our follow-on offering in September 2013 that were not capitalized.

The following tables reconcile Adjusted Operating Expenses to the most directly comparable GAAP measure, operating expenses:

	Three Months Ended December 31, 2014
	GAAP Operating Expenses	Share Based Compensation and Amortization of Intangible Assets	Other Non-Recurring Expenses *	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,606	$196	$275	$3,135
General and administrative	6,489	1,328	45	5,116
Sales and marketing	5,143	279	—	4,864
Technology and development	4,490	168	—	4,322
Depreciation and amortization	1,903	1,131	—	772
Total	$21,631	$3,102	$320	$18,209

	Twelve Months Ended December 31, 2014
	GAAP Operating Expenses	Share Based Compensation and Amortization of Intangible Assets	Other Non-Recurring Expenses *	Adjusted Operating Expenses
	(in thousands)
Cost of services	$12,851	$594	$619	$11,638
General and administrative	25,249	4,617	239	20,393
Sales and marketing	20,518	1,501	592	18,425
Technology and development	21,031	1,663	802	18,566
Depreciation and amortization	7,741	4,977	—	2,764
Total	$87,390	$13,352	$2,252	$71,786

	Three Months Ended December 31, 2013
	GAAP Operating Expenses	Share Based Compensation and Amortization of Intangible Assets	Other Non-Recurring Expenses *	Adjusted Operating Expenses
	(in thousands)
Cost of services	$2,742	$95	$—	$2,647
General and administrative	5,378	857	423	4,098
Sales and marketing	4,264	401	—	3,863
Technology and development	5,667	230	—	5,437
Depreciation and amortization	1,560	992	—	568
Total	$19,611	$2,575	$423	$16,613

	Twelve Months Ended December 31, 2013
	GAAP Operating Expenses	Share Based Compensation and Amortization of Intangible Assets	Other Non-Recurring Expenses *	Adjusted Operating Expenses
	(in thousands)
Cost of services	$12,808	$2,198	$1,446	$9,164
General and administrative	25,152	5,700	1,501	17,951
Sales and marketing	15,153	2,789	308	12,056
Technology and development	20,820	2,863	1,288	16,669
Depreciation and amortization	5,325	3,397	—	1,928
Total	$79,258	$16,947	$4,543	$57,768
* Other non-recurring expenses include severance expense, offering-related expense, and acquisition-related and other expenses. Acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.

The following table reconciles Adjusted Gross Margin to the most directly comparable GAAP measure, gross margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(dollars in thousands)
Revenue	$17,862	$12,003	$62,968	$40,766
Cost of services	3,606	2,742	12,851	12,808
Gross profit	$14,256	$9,261	$50,117	$27,958
Gross margin	79.8%	77.2%	79.6%	68.6%
Adjustments:
Share-based compensation expense as % of revenue	1.1%	0.7%	0.9%	5.4%
Other non-recurring expenses as % of revenue *	1.5%	—	1.0%	3.5%
Adjusted Gross Margin	82.4%	77.9%	81.5%	77.5%
* Other non-recurring expenses include severance expense and certain tax-related costs.

The following table reconciles Adjusted EPS guidance to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended March 31, 2015		Twelve Months Ended December 31, 2015
	High End	Low End	High End	Low End
Net loss per share	$(0.10)	$(0.12)	$(0.22)	$(0.27)
Share-based compensation expense	0.07	0.07	0.26	0.26
Amortization of intangible assets	0.04	0.04	0.16	0.16
Adjusted EPS	$0.01	$(0.01)	$0.20	$0.15